Exhibit 10.1

THIRD AMENDMENT TO

LOAN AND SECURITY AGREEMENT

THIS THIRD AMENDMENT to Loan and Security Agreement (this “Amendment”) is entered into as of January 31, 2020, by and among SILICON VALLEY BANK, a California corporation (“Bank”), SAVARA INC. f/k/a MAST THERAPEUTICS, INC., a Delaware corporation (“Parent”), and ARAVAS INC. f/k/a SAVARA INC., a Delaware corporation (each a “Co-Borrower” and collectively “Co-Borrowers”).

RECITALS

A.    Bank and Co-Borrowers have entered into that certain Loan and Security Agreement dated as of April 28, 2017 (as the same may from time to time be further amended, modified, supplemented or restated, including by that certain First Amendment to Loan and Security Agreement dated as of October 31, 2017, and that certain Second Amendment to Loan and Security Agreement dated as of December 4, 2018, collectively, the “Loan Agreement”).

B.    Bank has extended credit to Co-Borrowers for the purposes permitted in the Loan Agreement.

C.    Co-Borrowers have requested that Bank amend the Loan Agreement to (i) extend additional credit, and (ii) make certain other revisions to the Loan Agreement as more fully set forth herein.

D.    Bank has agreed to so amend certain provisions of the Loan Agreement, but only to the extent, in accordance with the terms, subject to the conditions and in reliance upon the representations and warranties set forth below.

AGREEMENT

NOW, THEREFORE, in consideration of the foregoing recitals and other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, and intending to be legally bound, the parties hereto agree as follows:

1.    Definitions. Capitalized terms used but not defined in this Amendment shall have the meanings given to them in the Loan Agreement.

2.    Amendments to Loan Agreement.

2.1    Section 2.1.1 (Term Loans). Section 2.1.1(a) and Section 2.1.1(b) of the Loan Agreement hereby are amended and restated in their entirety to read as follows:

“(a)    Availability. On the Third Amendment Effective Date, subject to the terms and conditions of this Agreement, Bank shall make one (1) term loan to Co-Borrowers in the amount of Twenty-Five Million Dollars ($25,000,000) (the “Term Loan”), the proceeds of which shall be used, in part, to refinance all Indebtedness owing from Co-Borrowers to Bank under the Term Loans (as defined prior to the Third Amendment Effective Date) outstanding as of the Third Amendment Effective Date.

(b)    Repayment. The Term Loan shall be “interest only” during the Interest-Only Period, with interest due and payable on the first day of each month. Beginning on the Amortization Start Date, and continuing on the first day of each month thereafter, Co-Borrowers shall repay the Term Loans in equal monthly installments of principal plus interest (each, a “Term Loan Payment”) with a repayment schedule equal to eighteen (18) months; provided, however, if the conditions for the Amortization Trigger are not in effect, then the repayment schedule shall be equal to twenty-four (24) months. Co-Borrowers’ final Term Loan Payment, due on the Term Loan Maturity Date, shall include all outstanding principal and accrued and unpaid interest under the Term Loans and the Final Payment. Once repaid, the Term Loans may not be reborrowed.”

2.2    Section 2.3 (Payment of Interest on the Credit Extensions). Section 2.3(a) is amended in its entirety and replaced with the following:

“(a)    Interest Rate. Subject to Section 2.3(b), the principal amount outstanding under the Term Loan shall accrue interest at a floating per annum rate equal to the greater of (i) three percentage points (3.00%) above the Prime Rate or (ii) seven and three quarters of one percentage point (7.75%), which interest shall be payable monthly.”

2.3    Section 2.4 (Fees). Section 2.4(a) and (b) of the Loan Agreement hereby are amended and restated in their entirety to read as follows:

“(a)    Prepayment Fee.

(i)    The Prepayment Fee, when due hereunder pursuant to the terms of Section 2.1.1(c); and

(ii)     A fully-earned, non-refundable prepayment fee, in connection with the Term Loans (as defined prior to the Third Amendment Effective Date) made prior to the Third Amendment Effective Date, in an aggregate amount of Five Hundred Thousand Dollars ($500,000) (the “Third Amendment Prepayment Fee”), of which Five Hundred Thousand Dollars ($500,000) Bank has agreed to waive. For the sake of clarity, the Third Amendment Prepayment Fee shall not reduce the Prepayment Fee otherwise due in connection with Section 2.4(a)(i) hereto.

(b)    Final Payment.

(i)    The Final Payment, when due hereunder; and

(ii)    A fully-earned, non-refundable final payment, in connection with the Term Loans (as defined prior to the Third Amendment Effective Date) made prior to the Third Amendment Effective Date, in an aggregate amount of One Million Five Hundred Thousand Dollars ($1,500,000) (the “Third Amendment Final Payment”), of which (x) Five Hundred Thousand Dollars ($500,000) is due and payable on the Third Amendment Effective Date and (y) One Million Dollars ($1,000,000) Bank has agreed to waive. For the sake of clarity, the Third Amendment Final Payment shall not reduce the Final Payment otherwise due in connection with Section 2.4(b)(i) hereto.”

2.4    Section 3.2 (Post-Closing Items). Section 3.2 of the Loan Agreement hereby is amended and restated in its entirety to read as follows:

“3.2    Intentionally Omitted.”

2.5    Section 6.2 (Financial Statements, Reports, Certificates). With respect to Section 6.2, the “and” at the end of subsection (g) is hereby deleted, the period (“.”) at the end of subsection (h) is hereby replaced by a semi-colon (“;”) followed by the word “and”, and new subsection (i) is hereby added to the Loan Agreement to read in its entirety as follows:

“(i)    Beneficial Ownership. Prompt written notice of any changes to the beneficial ownership information set out in Addendum 1 to the Perfection Certificate. Co-Borrowers understand and acknowledge that Bank relies on such true, accurate and up-to-date beneficial ownership information to meet Bank’s regulatory obligations to obtain, verify and record information about the beneficial owners of its legal entity customers.”

2.6    Section 6.6 (Operating Accounts). New Section 6.6(c) hereby is added to the Loan Agreement in its entirety to read as follows:

“(c)    In addition, Co-Borrowers shall obtain any business credit card, letters of credit and cash management services exclusively from Bank.”

2.7    Section 6.7 (Equity Milestone). Section 6.7 of the Loan Agreement hereby is amended and restated in its entirety to read as follows:

“6.7    Equity Milestone. Co-Borrowers shall deliver evidence, reasonably satisfactory to Bank, that Co-Borrowers have received, after the Third Amendment Effective Date but on or prior to June 30, 2021, at least Twenty-Five Million Dollars ($25,000,000) in gross cash proceeds from the exercise of warrants issued pursuant to the Securities Purchase Agreement dated December 20, 2019 by and among Parent and the Investors identified on Exhibit A attached thereto or from the sale of Parent’s equity securities to investors and on terms and conditions reasonably acceptable to Bank.”

2.8    Section 6.11 (Formation or Acquisition of Subsidiaries). Section 6.11 of the Loan Agreement hereby is amended and restated in its entirety to read as follows:

“6.11    Formation or Acquisition of Subsidiaries. Notwithstanding and without limiting the negative covenants contained in Sections 7.3 and 7.7 hereof, at the time that a Co-Borrower forms any direct or indirect Subsidiary or acquires any direct or indirect Subsidiary after the Effective Date (including, without limitation, pursuant to a Division), such Co-Borrower shall (a) cause such new Domestic Subsidiary to provide to Bank a joinder to the Loan Agreement to cause such Domestic Subsidiary to become a Co-Borrower hereunder, together with such appropriate financing statements and/or Control Agreements, all in form and substance reasonably satisfactory to Bank (including being sufficient to grant Bank a first priority Lien (subject to Permitted Liens) in and to the Collateral of such newly formed or acquired Subsidiary), (b) provide to Bank appropriate certificates and powers and financing statements, pledging all of the direct or beneficial ownership interest in such new Subsidiary (or sixty five percent (65%) thereof for any Subsidiary that is a Foreign Subsidiary or FSHCO), in form and substance reasonably satisfactory to Bank, and (c) provide to Bank all other documentation reasonably requested by Bank in form and substance reasonably satisfactory to Bank, including one or more opinions of counsel satisfactory to Bank, which in its opinion is appropriate with respect to the execution and delivery of the applicable documentation referred to above. Any document, agreement, or instrument executed or issued pursuant to this Section 6.11 shall be a Loan Document. For the avoidance of doubt, the foregoing provisions of this Section shall not apply to any of the Co-Borrowers’ existing Subsidiaries in existence as of the date hereof.”

2.9    Section 7.1 (Dispositions). Section 7.1 of the Loan Agreement hereby is amended and restated in its entirety to read as follows:

“7.1    Dispositions. Convey, sell, lease, transfer, assign, or otherwise dispose of (including, without limitation, pursuant to a Division) (collectively, “Transfer”), or permit any of its Subsidiaries to Transfer, all or any part of its business or property, except for Transfers (a) of Inventory in the ordinary course of business; (b) of worn out, surplus or obsolete Equipment that is, in the reasonable judgment of Co-Borrower, no longer economically practicable to maintain or useful in the ordinary course of business of Co-Borrower; (c) consisting of Permitted Liens and Permitted Investments; (d) Transfers not to exceed One Hundred Thousand ($100,000) in the aggregate in any fiscal year; (e) consisting of Co-Borrower’s use or transfer of money or Cash Equivalents in a manner that is not prohibited by the terms of this Agreement or the other Loan Documents; (f) of non-exclusive licenses for the use of the property of Co-Borrower or its Subsidiaries in the ordinary course of business and licenses that could not result in a legal transfer of title of the licensed property but that may be exclusive in respects other than territory and that may be exclusive as to territory only as to discreet geographical areas outside of the United States; (g) the surrender or waiver of contractual rights or the settlement, release or surrender of contractual rights, obligations of customers or suppliers or other litigation claims in the ordinary course of business; (h) the abandonment of Intellectual Property that is, in the reasonable judgment of the Co-Borrower, no longer economically practicable or commercially desirable to maintain or that is not material to the conduct of the business of Co-Borrower and its Subsidiaries; (i) Transfers permitted by Section 7.3, Section 7.7 or Section 7.11; and (j) made pursuant to the LifeRaft Asset Purchase Agreement.”

2.10    Section 7.3 (Mergers or Acquisitions). Section 7.3 of the Loan Agreement hereby is amended and restated in its entirety to read as follows:

“7.3    Mergers or Acquisitions. Merge or consolidate, or permit any of its Subsidiaries to merge or consolidate, with any other Person, or acquire, or permit any of its Subsidiaries to acquire, all or substantially all of the capital stock or property of another Person (including, without limitation, by the formation of any Subsidiary or pursuant to a Division) other than a Permitted Investment. Notwithstanding the foregoing, a Subsidiary may merge or consolidate into another Subsidiary or into Co-Borrower.”

2.11    Section 13 (Definitions). The following terms and their respective definitions hereby are added or amended and restated in their entirety in Section 13.1 of the Loan Agreement, as appropriate, as follows:

“Amortization Trigger” means Co-Borrowers delivery of evidence, satisfactory to Bank in its sole discretion, that on or prior to March 31, 2021, Co-Borrowers have (i) an ongoing phase 3 or, if a Biologics License Application has been submitted to the Food and Drug Administration, phase 4 clinical trial evaluating Molgradex for the treatment of autoimmune pulmonary alveolar proteinosis, and (ii) the first patient in connection with such phase 3 or phase 4 clinical trial has been dosed.

“Division” means, in reference to any Person which is an entity, the statutory division of such Person into two (2) or more separate Persons, with the dividing Person either continuing or terminating its existence as part of such division, including, without limitation, as contemplated under Section 18-217 of the Delaware Limited Liability Company Act for limited liability companies formed under Delaware law, or any analogous action taken pursuant to any other applicable law with respect to any corporation, limited liability company, partnership or other entity.

“Interest-Only Period” means the period commencing on the Effective Date and continuing through June 30, 2022; provided, however, if the conditions for the Amortization Trigger are not in effect by March 31, 2021, then the Interest-Only Period shall be reduced to end on March 31, 2021.

“Prepayment Fee” is, with respect to the Term Loan subject to prepayment prior to the Term Loan Maturity Date, whether by mandatory or voluntary prepayment, acceleration or otherwise, an additional fee payable to Bank in an amount equal to: (i) for a prepayment made on or after the Third Amendment Effective Date through and including the first anniversary of the Third Amendment Effective Date, three percent (3.00%) of the principal amount of the Term Loan prepaid; (ii) for a prepayment made after the date which is the first anniversary of the Third Amendment Effective Date through and including the second anniversary of the Third Amendment Effective Date, two percent (2.00%) of the principal amount of the Term Loan prepaid and (iii) for a prepayment made after the date which is the second anniversary of the Third Amendment Effective Date and before the Term Loan Maturity Date, one percent (1.00%) of the principal amount of the Term Loan prepaid.

“Term Loan Maturity Date” is December 1, 2023; provided, however, if the conditions for the Amortization Trigger are not in effect by March 31, 2021, then the Term Loan Maturity Date is March 1, 2023.

“Third Amendment Effective Date” means January 31, 2020.

“Warrants” are those certain Warrants to Purchase Common Stock (i) dated as of the Effective Date (as amended by that certain Amendment to Warrant to Purchase Common Stock dated as of June 26, 2017, and that certain Second Amendment to Warrant to Purchase Common Stock dated as of January 31, 2020), (ii) dated as of June 26, 2017 (as amended by that certain First Amendment to Warrant to Purchase Common Stock dated as of January 31, 2020), and (iii) dated as of the Second Amendment Effective Date (as amended by that certain First Amendment to Warrant to Purchase Common Stock dated as of January 31, 2020), or any date theretofore or thereafter, issued by Parent in favor of Bank and Life Science Loans, LLC.

2.12    Section 13 (Definitions). The following terms and their respective definitions hereby are deleted in their entirety in Section 13.1 of the Loan Agreement as follows:

“Cash Collateralization Amount”, “Draw Period”, “Draw Period Milestone”, “Market Capitalization”, “Term A Loan”, “Term B Loan”, “Trading Day”

2.13    New Addendum 1 is hereby added to the Perfection Certificate in the form attached hereto.

2.14    Exhibit B of the Loan Agreement hereby is replaced by Exhibit B attached hereto.

3.    Limitation of Amendments.

3.1    The amendments set forth in Section 2, above, are effective for the purposes set forth herein and shall be limited precisely as written and shall not be deemed to (a) be a consent to any amendment, waiver or modification of any other term or condition of any Loan Document, or (b) otherwise prejudice any right or remedy which Bank may now have or may have in the future under or in connection with any Loan Document.

3.2    This Amendment shall be construed in connection with and as part of the Loan Documents and all terms, conditions, representations, warranties, covenants and agreements set forth in the Loan Documents, except as herein amended, are hereby ratified and confirmed and shall remain in full force and effect.

4.    Representations and Warranties. To induce Bank to enter into this Amendment, each Co-Borrower hereby represents and warrants to Bank as follows:

4.1    Immediately after giving effect to this Amendment (a) the representations and warranties contained in the Loan Documents are true and correct in all material respects as of the date hereof (except to the extent such representations and warranties relate to an earlier date, in which case they are true and correct as of such date), and (b) no Event of Default has occurred and is continuing;

4.2    Co-Borrower has the power and authority to execute and deliver this Amendment and to perform its obligations under the Loan Agreement, as amended by this Amendment;

4.3    The organizational documents of Co-Borrower delivered to Bank on or prior to the date of this Amendment remain true, accurate and complete and have not been amended, supplemented or restated and are and continue to be in full force and effect;

4.4    The execution and delivery by Co-Borrower of this Amendment and the performance by Co-Borrower of its obligations under the Loan Agreement, as amended by this Amendment, have been duly authorized;

4.5    The execution and delivery by Co-Borrower of this Amendment and the performance by Co-Borrower of its obligations under the Loan Agreement, as amended by this Amendment, do not and will not contravene (a) any law or regulation binding on or affecting Co-Borrower, (b) any contractual restriction with a Person binding on Co-Borrower, (c) any order, judgment or decree of any court or other governmental or public body or authority, or subdivision thereof, binding on Co-Borrower, or (d) the organizational documents of Co-Borrower;

4.6    The execution and delivery by Co-Borrower of this Amendment and the performance by Co-Borrower of its obligations under the Loan Agreement, as amended by this Amendment, do not require any order, consent, approval, license, authorization or validation of, or filing, recording or registration with, or exemption by any governmental or public body or authority, or subdivision thereof, binding on either Co-Borrower, except any filings by Parent as may be required with the Securities and Exchange Commission and as already has been obtained or made; and

4.7    This Amendment has been duly executed and delivered by Co-Borrower and is the binding obligation of Co-Borrower, enforceable against Co-Borrower in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, liquidation, moratorium or other similar laws of general application and equitable principles relating to or affecting creditors’ rights.

5.    Ratification of Perfection Certificate. Each Co-Borrower hereby ratifies, confirms and reaffirms, all and singular, the terms and disclosures contained in a certain Perfection Certificate dated on or prior to the Effective Date and acknowledges, confirms and agrees that the disclosures and information that each Co-Borrower provided to Bank in such Perfection Certificate have not changed, as of the date hereof, with the exception of inclusion of Addendum 1 to the Perfection Certificate attached hereto.

6.    Counterparts. This Amendment may be executed in any number of counterparts and all of such counterparts taken together shall be deemed to constitute one and the same instrument.

7.    Effectiveness. This Amendment shall be deemed effective upon (a) the due execution and delivery to Bank, by each party thereto, of (i) this Amendment, (ii) an updated Corporate Borrowing Certificate for each Co-Borrower in the form attached hereto, (iii) an Amendment to Warrant for each Warrant executed prior to the date hereof, and an (iv) Addendum 1 to Perfection Certificate for each Co-Borrower in the form attached hereto, and (b) Co-Borrowers’ payment of (i) Five Hundred Thousand Dollars ($500,000) in connection with the Third Amendment Final Payment, and (ii) to the extent that an invoice therefor has been provided by Bank to Co-Borrowers, all fees then due and owing and all Bank Expenses incurred through the date of this Amendment, which may be debited from any of Co-Borrowers’ accounts at Bank.

[Balance of Page Intentionally Left Blank]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered as of the date first written above.

BANK

SILICON VALLEY BANK

By:	/s/ Igor DaCruz
Name:	Igor DaCruz
Title:	Director

CO-BORROWER

SAVARA INC.

By:	/s/ David L. Lowrance
Name:	David L. Lowrance
Title:	CFO

CO-BORROWER

ARAVAS INC.

By:	/s/ David L. Lowrance
Name:	David L. Lowrance
Title:	CFO

[Signature Page to Third Amendment to Loan and Security Agreement]